UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 23, 2015

PERSEON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

460 West 50 North
Salt Lake City, Utah 84119
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

As disclosed previously, on December 22, 2015 Galil Medical, Inc. (“Galil”) delivered a notice of termination of the Agreement and Plan of Merger between Perseon Corporation (the “Company”), Galil and Galil Merger Sub, Inc. In addition, the Company disclosed previously that the Company was experiencing serious liquidity problems and that it was unable to raise additional capital to finance its operations. Accordingly, on December 23, 2015, in order to materially reduce expenses, the Company terminated a substantial number of employees and is evaluating the resource level needed to continue manufacturing its products for distribution and sale to its customer base, which grew three times in 2015.  The Company plans to maintain a workforce capable of serving customers while it pursues strategic alternatives, which may lead to a sale of the company or its assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERSEON CORPORATION

Date: January 4, 2016	By:	/s/ Clinton E. Carnell Jr.

	Name:	Clinton E. Carnell Jr.
	Title:	President and Chief Executive Officer Principal Executive Officer